Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Qurate Retail, Inc.:

We consent to the incorporation by reference in the following registration statements of Qurate Retail, Inc. of our reports dated February 26, 2020, with respect to the consolidated balance sheets of Qurate Retail, Inc. and subsidiaries as of December 31, 2019 and 2018, the related consolidated statements of operations, comprehensive earnings (loss), cash flows, and equity for each of the years in the three-year period ended December 31, 2019, and the related notes, and the effectiveness of internal control over financial reporting as of December 31, 2019, which reports appear in the December 31, 2019 annual report on Form 10‑K of Qurate Retail, Inc.

Our report dated February 26, 2020, on the consolidated financial statements, refers to changes in the method of accounting for leases and revenue.

Our report dated February 26, 2020, on the effectiveness of internal control over financial reporting as of December 31, 2019, expresses our opinion that Qurate Retail, Inc. and subsidiaries did not maintain effective internal control over financial reporting as of December 31, 2019 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states the following material weakness has been identified and included in management’s assessment:

Information technology general controls (ITGCs) in the Company’s German subsidiary were not consistently designed and operating effectively to ensure access to certain financially significant applications and data was adequately restricted to appropriate personnel. Business process controls (automated and manual) that are dependent on the affected ITGCs were also deemed ineffective because they could have been adversely impacted.

Description	Registration Statement No.	Description
S-8	333-134114	Liberty Interactive Corporation 2002 Nonemployee Director Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended
S-8	333-134115	Liberty Interactive Corporation 2000 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended
S-8	333-142626	Qurate Retail, Inc. 2007 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended
S-8	333-171192	Liberty Interactive Corporation 2000 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended
S-8	333-171193	Qurate Retail, Inc. 2007 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended
S-8	333-172512	Qurate Retail, Inc. 2007 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended
S-8	333-176989	Liberty Media 401(k) Savings Plan
S-8	333-177840	Qurate Retail, Inc. 2011 Nonemployee Director Incentive Plan (As Amended and Restated as of December 17, 2015), as amended
S-8	333-177841	Qurate Retail, Inc. 2010 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended
S-8	333-177842	Qurate Retail, Inc. 2007 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended
S-8	333-184901	Qurate Retail, Inc. 2012 Incentive Plan (As Amended and Restated as of March 31, 2015), as amended

S-8	333-184904	Qurate Retail, Inc. 2011 Nonemployee Director Incentive Plan (As Amended and Restated as of December 17, 2015), as amended
S-8	333-184902	Qurate Retail, Inc. 2010 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended
S-8	333-201010	Qurate Retail, Inc. 2010 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended
S-8	333-202436	Qurate Retail, Inc. 2012 Incentive Plan (As Amended and Restated as of March 31, 2015), as amended
S-8	333-207326	zulily, inc. 2009 Equity Incentive Plan and zulily, inc. 2013 Equity Plan
S-8	333-209872	Qurate Retail, Inc. 2012 Incentive Plan (As Amended and Restated as of March 31, 2015), as amended
S-8	333-210662	Qurate Retail, Inc. 2012 Incentive Plan (As Amended and Restated as of March 31, 2015), as amended
S-8	333-214681	Qurate Retail, Inc. 2016 Omnibus Incentive Plan, as amended
S-8	333-222062	Qurate Retail, Inc. 2016 Omnibus Incentive Plan, as amended
S-8	333-222344	HSN, Inc. Second Amended and Restated 2008 Stock and Annual Incentive Plan and HSN, Inc. 2017 Omnibus Incentive Plan
S-8	333-229974	Qurate Retail, Inc. 2016 Omnibus Incentive Plan, as amended
S-8	333-235370	Qurate Retail, Inc. 2016 Omnibus Incentive Plan, as amended

/s/ KPMG LLP

Denver, Colorado
February 26, 2020